Exhibit 21.1

Subsidiaries of Adient plc*

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Adient & Summit Corporation Ltd.	Thailand	68.0%
Adient (Thailand) Co., Ltd.	Thailand	68.0%
Adient Asia Holdings Co., Limited	Hong Kong
Adient Automotive Argentina S.R.L.	Argentina
Adient Automotive Interior Investment Co., Limited	Hong Kong
Adient Automotive Romania S.R.L.	Romania
Adient Automotive Seating (M) Sdn. Bhd.	Malaysia	87.0%
Adient Belgium BV	Belgium
Adient Czech Republic s.r.o.	Czech Republic
Adient Clanton Inc.	US
Adient Components Ltd. & Co. KG	Germany
Adient do Brasil Bancos Automotivos Ltda.	Brazil
Adient DongSung Inc	Korea	60.0%
Adient Eldon Inc.	US
Adient Financial Luxembourg S.a r.l.	Luxembourg
Adient France SAS	France
Adient Germany Ltd. & Co. KG.	Germany
Adient GK	Japan
Adient Global Holdings Ltd	Jersey
Adient Global Holdings S.à r.l.	Luxembourg
Adient Hungary Kft.	Hungary
Adient India Private Limited	India
Adient Interiors Ltd. & Co. KG	Germany
Adient Korea Inc	Korea
Adient Ltd. & Co. KG	Germany
Adient Luxembourg Asia Holding S.a.r.l.	Luxembourg
Adient Mexico Automotriz S. de R.L. de C.V.	Mexico
Adient Mezölak Korlátolt Felelősségű Társaság	Hungary
Adient Poland Sp. z o.o.	Poland
Adient Properties UK Ltd	UK
Adient Saarlouis Ltd. & Co. KG	Germany
Adient Seating d.o.o.	Serbia
Adient Seating Poland Spółka z ograniczona odpowiedzialnoscia	Poland
Adient Seating Spain S.L.	Spain
Adient Slovakia s.r.o.	Slovakia
Adient SRL	Romania
Adient Seating UK Ltd	UK
Adient South Africa (Pty) Ltd.	South Africa
Adient Strasbourg	France
Adient Sweden AB	Sweden
Adient (Taizhou) Automotive Components Co., Ltd.	China
Adient UK Financing Ltd	UK
Adient US LLC	US
Avanzar Interior Technologies, Ltd.	US	49.0%

Subsidiaries of Adient plc* (continued)

Name of Entity	Jurisdiction of Formation	Economic Interest (if not 100%)
Beijing Adient Automotive Components Co., Ltd.	China	51.0%
Bridgewater Interiors, LLC	US	49.0%
Adient (Chongqing) Automotive Components Co., Ltd.	China
Adient (Chengdu) Automotive Components Co., Ltd.	China
Adient (Daqing) Automotive Components Co., Ltd.	China
Ensamble de Interiores Automotrices Mexico, S. de R.L. de C.V.	Mexico
Guangzhou Adient Automotive Seating Co. Ltd.	China	52.0%
PT Adient Automotive Indonesia	Indonesia
TechnoTrim de Mexico, S. de R.L. de C.V.	Mexico
TechnoTrim, Inc.	US

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Adient plc are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.